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                                 EXHIBIT 10(n)
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                    FIRST AMENDMENT TO STANDSTILL AGREEMENT

      This First Amendment to Standstill Agreement dated January 24, 1994 (the "Amendment") by and between Tidewater Inc., a Delaware corporation ("Tidewater") and Zapata Corporation, a Delaware corporation ("Zapata").

      WHEREAS, the parties are parties to a Standstill Agreement dated as of November 11, 1992 (the "Agreement"), which Agreement was entered into at a time that Zapata was the Beneficial Owner (as defined in the Agreement) of 20% of the issued and outstanding shares of Tidewater common stock; and

      WHEREAS, during 1993 Zapata publicly sold shares of Tidewater common stock of which it was the Beneficial Owner, thus reducing the percentage of shares of outstanding Tidewater common stock that it Beneficially Owns to less than 2%;

      WHEREAS, the parties mutually agree that, in recognition of the substantial reduction of Zapata's Beneficial Ownership of Tidewater common stock, it is appropriate to amend the Standstill Agreement to delete certain of its provisions;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Amendment to Agreement. The Agreement is hereby amended to delete the following provisions in their entirety: 4.1(j); 4.2; 4.3; 4.4; 5.2;
5.3 and 7.1.

      2. Continuation of Other Covenants. The parties mutually agree that, except as the Agreement has been amended by Section 1 of this Amendment, the Agreement and all of its provisions remain unamended and in full force and effect and continue to constitute the legal, valid and binding obligations of the parties.

      3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, excluding such laws that direct the application of the laws of any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Standstill Agreement effective as of the date first written above.

                                        TIDEWATER INC.

                                        By:   /S/ JOHN P. LABORDE
                                                  John P. Laborde,
                                               Chairman of the Board,
                                                    President and
                                              Chief Executive Officer

                                        ZAPATA CORPORATION

                                        By:  /S/ THOMAS H. BOWERSON
                                                 Thomas H. Bowerson,
                                              Executive Vice President